Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2026 SECOND-QUARTER RESULTS
Increases Net Financial Earnings Guidance for Fiscal 2026 Due to Energy Services' Continued Outperformance

WALL, N.J., May 4, 2026 — New Jersey Resources Corporation (NYSE: NJR) today reported financial and operating results for its fiscal 2026 second quarter ended March 31, 2026.

Financial Highlights:
•	Fiscal 2026 second-quarter consolidated net income of $218.9 million, or $2.17 per share, compared with $204.3 million, or $2.04 per share, in the second quarter of fiscal 2025
•
Fiscal 2026 second-quarter consolidated net financial earnings (NFE), a non-GAAP financial measure, of $221.5 million, or $2.20 per share, compared with $178.3 million, or $1.78 per share, in the second quarter of fiscal 2025

•	Fiscal 2026 year-to-date net income totaled $341.4 million, or $3.39 per share, compared with $335.6 million, or $3.35 per share, for the same period in fiscal 2025
•	Fiscal 2026 year-to-date NFE totaled $339.6 million, or $3.37 per share, compared with $307.2 million, or $3.07 per share, for the same period in fiscal 2025

Fiscal 2026 Outlook
•
Increases fiscal 2026 net financial earnings per share (NFEPS) guidance to a range of $3.48 to $3.63, from $3.28 to $3.43, a $0.20 increase, as a result of the continued strong performance of Energy Services. This marks the second increase to fiscal 2026 guidance, following a $0.25 increase announced in February 2026.

•	Maintains 7 to 9 percent long-term net financial earnings per share (NFEPS) growth target, starting from a fiscal 2025 base of $2.83 per share*
* 7% - 9% growth would imply a NFEPS range of $3.03 - $3.08 in fiscal 2026

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “Our exceptional operating performance throughout the winter season delivered reliable service, while New Jersey Natural Gas' strong hedging program helped mitigate costs for our customers. Additionally, as a result of Energy Services' continued outperformance, we were able to increase our fiscal 2026 NFEPS guidance for the second time this year.”

Fiscal 2026 NFEPS Guidance and Expected NFE Contributions by Segment
NJR is raising its fiscal 2026 NFEPS guidance range by $0.20 to a range of $3.48 to $3.63, subject to the risks and uncertainties identified below under "Forward-Looking Statements." The following chart represents NJR’s current expected NFE contributions from its business segments for fiscal 2026:

Segment	Expected fiscal 2026 net financial earnings contribution
New Jersey Natural Gas	58 to 62 percent
Clean Energy Ventures	9 to 13 percent
Storage and Transportation	8 to 11 percent
Energy Services	19 to 23 percent
Home Services and Other	0 to 1 percent

NJR Reports Fiscal 2026 Second-Quarter Results

In providing fiscal 2026 NFE guidance, management is aware that there could be differences between reported GAAP net income and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

Financial Metrics
	Three Months Ended March 31,		Six Months Ended March 31,
($ in Thousands, except per share data)	2026	2025	2026	2025
Net income	$218,912	$204,287	$341,402	$335,606
Basic EPS	$2.17	$2.04	$3.39	$3.35
Net financial earnings*	$221,463	$178,296	$339,636	$307,190
Basic net financial earnings per share*	$2.20	$1.78	$3.37	$3.07
*A reconciliation of net income to NFE for the three and six months ended March 31, 2026 and 2025, respectively is provided in the financial statements below.

Net Financial Earnings (Loss) by Business Segment

	Three Months Ended March 31,		Six Months Ended March 31,
($ in Thousands)	2026	2025	2026	2025
New Jersey Natural Gas	$148,513	$144,531	$232,342	$211,439
Clean Energy Ventures	(5,223)	(3,958)	4,367	44,172
Storage and Transportation	7,708	2,343	15,071	8,007
Energy Services	72,286	35,301	88,566	43,134
Home Services and Other	(219)	(678)	260	(63)
Subtotal	223,065	177,539	340,606	306,689
Eliminations	(1,602)	757	(970)	501
Total	$221,463	$178,296	$339,636	$307,190

New Jersey Natural Gas (NJNG)
NJNG reported fiscal 2026 second-quarter NFE of $148.5 million, compared to NFE of $144.5 million during the same period in fiscal 2025. The increase in NFE for the period was driven primarily by customer growth and higher BGSS incentives.

Fiscal 2026 year-to-date NFE totaled $232.3 million, compared with NFE of $211.4 million for the same period in fiscal 2025. The increase in NFE for the period was due to higher base rates in October and November of fiscal 2026 compared to the same period of fiscal 2025 (new rates were effective November 21, 2024) as well as continued customer growth and higher Basic Gas Supply Service (BGSS) incentives.

Customers:

•
At March 31, 2026, NJNG serviced approximately 594,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties, compared to approximately 589,000 customers as of September 30, 2025.

NJR Reports Fiscal 2026 Second-Quarter Results

Basic Gas Supply Service (BGSS) Incentive Programs1:

•
BGSS incentive programs generated $93.2 million of gross customer savings during the first six months of fiscal 2026, which helped offset the unhedged portion of gas costs driven by market volatility and colder‑than‑normal weather.

•
BGSS incentive programs also contributed $17.3 million to utility gross margin during the first six months of fiscal 2026, compared with $10.6 million for the same period in fiscal 2025. This increase was primarily driven by increased margins from off-system sales and capacity release due to market volatility as a result of colder weather.

1 BGSS incentive savings represent value created through supply and capacity optimization and shared with customers through the BGSS clause.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

•
SAVEGREEN® invested $46.5 million in the first six months of fiscal 2026 in energy-efficiency upgrades for customers' homes and businesses. Investments in SAVEGREEN® are incremental to rate base and earn near-real time returns through a rider that is updated annually.

•	More than 115,000 customers have taken part in SAVEGREEN® to date, with those utilizing our whole home offerings realizing bill savings of up to 30%.

Clean Energy Ventures (CEV)
CEV reported fiscal 2026 second-quarter net financial loss of $(5.2) million, compared with $(4.0) million during the same period in the second quarter of fiscal 2025, reflecting higher depreciation and interest expense associated with capital invested over the past year, partially offset by higher revenue.

Fiscal 2026 year-to-date NFE totaled $4.4 million, compared with NFE of $44.2 million for the same period in fiscal 2025. The decrease was primarily due to a gain from the sale of CEV's residential solar portfolio assets that was recognized in the prior year period.

Solar Investment Update:
•	During the first six months of fiscal 2026, CEV placed three commercial projects into service, adding 13.4 megawatts (MW)* to installed capacity.
•	As of March 31, 2026, CEV had approximately 493MW of commercial solar capacity in service across New Jersey, New York, Connecticut, Pennsylvania, Rhode Island, Indiana, and Michigan.
•	Subsequent to quarter end, CEV placed additional projects into service, adding 19.9MW of installed capacity for a total of 512.7MW in service as of May 1, 2026.
* All MWs noted in DC

Storage and Transportation (S&T)
S&T reported fiscal 2026 second-quarter NFE of $7.7 million, compared with NFE of $2.3 million during the same period in fiscal 2025. Fiscal 2026 year-to-date NFE totaled $15.1 million, compared with NFE of $8.0 million for the same period in fiscal 2025.

NFE increased during both periods mainly due to higher operating income at Adelphia Gateway (Adelphia) primarily due to the impact of its Section 4 rate case settlement.

Energy Services (ES)
ES reported fiscal 2026 second-quarter NFE of $72.3 million, compared with NFE of $35.3 million for the same period in fiscal 2025.  Fiscal 2026 year-to-date NFE totaled $88.6 million, compared with NFE of $43.1 million for the same period in fiscal 2025. The increase in NFE was primarily due to higher natural gas price volatility during both periods that allowed ES to capture additional financial margin.

NJR Reports Fiscal 2026 Second-Quarter Results

Home Services and Other Operations
Home Services and Other Operations reported fiscal 2026 second-quarter net financial loss of $(0.2) million, compared with $(0.7) million for the same period in fiscal 2025.

Fiscal 2026 year-to-date NFE totaled $0.3 million, compared with a net financial loss of $(0.1) million for the same period in fiscal 2025.

Capital Expenditures and Cash Flows:
•
During the first six months of fiscal 2026, capital expenditures were $353.9 million, including accruals, compared with $287.1 million during the same period in fiscal 2025. The increase in capital expenditures was primarily due to higher expenditures at NJNG and CEV.

•
NJR expects to deploy between $4.8 billion and $5.2 billion in capital expenditures through 2030, with utility spending at NJNG representing over 60% of the investment, all planned CEV capital expenditures safe-harbored to preserve tax credit eligibility, and strategic growth opportunities at S&T supporting long-term value creation.

•
During the first six months of fiscal 2026, cash flows from operations increased to $589.3 million, compared to cash flows from operations of $414.1 million in the same period in fiscal 2025, due primarily to an increase in base rates at NJNG.

Conference Call to be Webcast on May 5, 2026
New Jersey Resources will host a live webcast of its fiscal 2026 second quarter financial results on Tuesday, May 5, 2026, at 10 a.m. ET. A few minutes prior to the webcast, visit www.njresources.com and select “Investor Relations.” Scroll down and click the webcast link under “Latest Events” on the right side of the page.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a diversified energy infrastructure and energy services company headquartered in Wall, New Jersey.

NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2026 Second-Quarter Results

Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as expectations regarding future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2026, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2026, our capital plan through 2030, including our capital expenditure projections through 2030, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs; and other legal and regulatory expectations, and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Information:
This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at ES, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization expenses as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to ES.

NJR Reports Fiscal 2026 Second-Quarter Results

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expenses. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Annual Report on Form 10-K, Item 7.

NJR Reports Fiscal 2026 Second-Quarter Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2026	2025	2026	2025
OPERATING REVENUES
Utility	$640,922	$618,341	$1,050,823	$951,768
Nonutility	298,479	294,686	493,432	449,620
Total operating revenues	939,401	913,027	1,544,255	1,401,388
OPERATING EXPENSES
Gas purchases
Utility	274,947	272,974	444,051	400,654
Nonutility	140,110	151,617	225,964	219,425
Related parties	1,242	1,666	2,519	3,384
Operation and maintenance	112,496	111,041	199,177	199,673
Regulatory rider expenses	59,450	48,501	92,604	70,977
Depreciation and amortization	50,129	47,967	99,705	93,296
Gain on sale of assets	—	(688)	—	(55,547)
Total operating expenses	638,374	633,078	1,064,020	931,862
OPERATING INCOME	301,027	279,949	480,235	469,526
Other income, net	16,295	17,006	27,655	28,623
Interest expense, net of capitalized interest	34,975	32,527	70,651	66,418
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	282,347	264,428	437,239	431,731
Income tax provision	66,176	61,593	100,401	98,977
Equity in earnings of affiliates	2,741	1,452	4,564	2,852
NET INCOME	$218,912	$204,287	$341,402	$335,606

EARNINGS PER COMMON SHARE
Basic	$2.17	$2.04	$3.39	$3.35
Diluted	$2.16	$2.02	$3.37	$3.33

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	100,849	100,291	100,775	100,073
Diluted	101,482	100,933	101,388	100,705

NJR Reports Fiscal 2026 Second-Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2026	2025	2026	2025
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$218,912	$204,287	$341,402	$335,606
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(1,285)	(27,206)	1,711	(20,838)
Tax effect	305	6,466	(407)	4,953
Effects of economic hedging related to natural gas inventory	4,564	(6,650)	(4,003)	(16,177)
Tax effect	(1,085)	1,580	951	3,844
NFE tax adjustment	52	(181)	(18)	(198)
Net financial earnings	$221,463	$178,296	$339,636	$307,190

Weighted Average Shares Outstanding
Basic	100,849	100,291	100,775	100,073
Diluted	101,482	100,933	101,388	100,705

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$2.17	$2.04	$3.39	$3.35
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$(0.01)	$(0.27)	$0.02	$(0.21)
Tax effect	$—	$0.06	$(0.01)	$0.05
Effects of economic hedging related to natural gas inventory	$0.05	$(0.06)	$(0.04)	$(0.16)
Tax effect	$(0.01)	$0.01	$0.01	$0.04
Basic net financial earnings per share	$2.20	$1.78	$3.37	$3.07

NFE is a measure of earnings based on the elimination of timing differences surrounding the recognition of certain gains or losses to effectively match the earnings effects of the economic hedges with the physical sale of natural gas and, therefore, eliminate the impact of volatility to GAAP earnings associated with the derivative instruments. To the extent we utilize forwards, future or other derivatives to hedge natural gas transactions and forecasted SREC production, the resulting unrealized gains and losses are also eliminated from NFE. ES economically hedges its natural gas inventory with financial derivative instruments and calculates the related tax effect based on the statutory rate. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2026 Second-Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2026	2025	2026	2025
NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$641,160	$618,645	$1,051,298	$952,410
Less:
Natural gas purchases	276,567	275,298	447,291	405,303
Operating and maintenance (1)	14,667	29,510	59,609	55,519
Regulatory rider expense	59,450	48,501	92,604	70,977
Depreciation and amortization	37,509	35,713	74,469	67,797
Gross margin	252,967	229,623	377,325	352,814
Add:
Operating and maintenance (1)	14,667	29,510	59,609	55,519
Depreciation and amortization	37,509	35,713	74,469	67,797
Utility gross margin	$305,143	$294,846	$511,403	$476,130
(1) Excludes selling, general and administrative expenses of $51.0 million and $31.7 million for the three months ended March 31, 2026 and 2025, respectively, and $55.1 million and $57.8 million for the six months ended March 31, 2026 and 2025, respectively.

ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$244,155	$246,390	$363,262	$332,698
Less:
Natural Gas purchases	139,938	151,847	225,712	219,715
Operation and maintenance (1)	9,560	10,866	12,475	12,463
Depreciation and amortization	43	62	84	109
Gross margin	94,614	83,615	124,991	100,411
Add:
Operation and maintenance (1)	9,560	10,866	12,475	12,463
Depreciation and amortization	43	62	84	109
Unrealized (gain) loss on derivative instruments and related transactions	(1,285)	(27,206)	1,711	(20,838)
Effects of economic hedging related to natural gas inventory	4,564	(6,650)	(4,003)	(16,177)
Financial margin	$107,496	$60,687	$135,258	$75,968
(1) Excludes selling, general and administrative expenses of $0.2 million and $0.3 million during the three months ended March 31, 2026 and 2025, respectively, and $0.5 million and $0.6 million during the six months ended March 31, 2026 and 2025, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$69,735	$61,292	$90,332	$71,550
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(1,285)	(27,206)	1,711	(20,838)
Tax effect	305	6,466	(407)	4,953
Effects of economic hedging related to natural gas	4,564	(6,650)	(4,003)	(16,177)
Tax effect	(1,085)	1,580	951	3,844
NFE tax adjustment	52	(181)	(18)	(198)
Net financial earnings	$72,286	$35,301	$88,566	$43,134

NJR Reports Fiscal 2026 Second-Quarter Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2026	2025	2026	2025
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$641,160	$618,645	$1,051,298	$952,410
Clean Energy Ventures	9,932	7,967	41,692	34,373
Energy Services	244,155	246,390	363,262	332,698
Storage and Transportation	29,434	25,307	57,514	51,935
Home Services and Other	14,958	15,118	30,964	30,912
Sub-total	939,639	913,427	1,544,730	1,402,328
Eliminations	(238)	(400)	(475)	(940)
Total	$939,401	$913,027	$1,544,255	$1,401,388

Operating Income (Loss)
Natural Gas Distribution	$201,919	$197,876	$322,231	$294,982
Clean Energy Ventures	(7,738)	(7,553)	7,650	56,721
Energy Services	94,404	83,273	124,511	99,801
Storage and Transportation	11,582	5,800	23,557	15,569
Home Services and Other	192	(393)	979	602
Sub-total	300,359	279,003	478,928	467,675
Eliminations	668	946	1,307	1,851
Total	$301,027	$279,949	$480,235	$469,526

Equity in Earnings of Affiliates
Storage and Transportation	$2,282	$1,161	$3,522	$2,122
Eliminations	459	291	1,042	730
Total	$2,741	$1,452	$4,564	$2,852

Net Income (Loss)
Natural Gas Distribution	$148,513	$144,531	$232,342	$211,439
Clean Energy Ventures	(5,223)	(3,958)	4,367	44,172
Energy Services	69,735	61,292	90,332	71,550
Storage and Transportation	7,708	2,343	15,071	8,007
Home Services and Other	(219)	(678)	260	(63)
Sub-total	220,514	203,530	342,372	335,105
Eliminations	(1,602)	757	(970)	501
Total	$218,912	$204,287	$341,402	$335,606

Net Financial Earnings (Loss)
Natural Gas Distribution	$148,513	$144,531	$232,342	$211,439
Clean Energy Ventures	(5,223)	(3,958)	4,367	44,172
Energy Services	72,286	35,301	88,566	43,134
Storage and Transportation	7,708	2,343	15,071	8,007
Home Services and Other	(219)	(678)	260	(63)
Sub-total	223,065	177,539	340,606	306,689
Eliminations	(1,602)	757	(970)	501
Total	$221,463	$178,296	$339,636	$307,190

Throughput (Bcf)
NJNG, Core Customers	39.8	35.7	71.5	62.9
NJNG, Off System/Capacity Management	24.9	22.1	49.6	36.5
Energy Services Fuel Mgmt. and Wholesale Sales	28.6	35.2	57.0	63.5
Total	93.3	93.0	178.1	162.9

Common Stock Data
Yield at March 31,	3.5%	3.7%	3.5%	3.7%
Market Price at March 31,	$54.92	$49.06	$54.92	$49.06
Shares Out. at March 31,	100,862	100,303	100,862	100,303
Market Cap. at March 31,	$5,539,336	$4,920,847	$5,539,336	$4,920,847

NJR Reports Fiscal 2026 Second-Quarter Results

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except customer and weather data)	2026	2025	2026	2025
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$641,160	$618,645	$1,051,298	$952,410
Less:
Natural gas purchases	276,567	275,298	447,291	405,303
Operating and maintenance (1)	14,667	29,510	59,609	55,519
Regulatory rider expense	59,450	48,501	92,604	70,977
Depreciation and amortization	37,509	35,713	74,469	67,797
Gross margin	252,967	229,623	377,325	352,814
Add:
Operating and maintenance (1)	14,667	29,510	59,609	55,519
Depreciation and amortization	37,509	35,713	74,469	67,797
Total Utility Gross Margin	$305,143	$294,846	$511,403	$476,130
(1) Excludes selling, general and administrative expenses of $51.0 million and $31.7 million for the three months ended March 31, 2026 and 2025, respectively, and $55.1 million and $57.8 million for the six months ended March 31, 2026 and 2025, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$220,575	$215,668	$365,673	$345,686
Commercial, Industrial & Other	38,007	37,108	65,199	60,977
Firm Transportation	34,226	33,908	61,591	57,084
Total Firm Margin	292,808	286,684	492,463	463,747
Interruptible	643	800	1,661	1,774
Total System Margin	293,451	287,484	494,124	465,521
Basic Gas Supply Service Incentive	11,692	7,362	17,279	10,609
Total Utility Gross Margin	305,143	294,846	511,403	476,130
Operation and maintenance expense	65,715	61,257	114,703	113,351
Depreciation and amortization	37,509	35,713	74,469	67,797
Operating Income	$201,919	$197,876	$322,231	$294,982

Net Income	$148,513	$144,531	$232,342	$211,439

Net Financial Earnings	$148,513	$144,531	$232,342	$211,439

Throughput (Bcf)
Residential	26.0	24.0	42.5	38.1
Commercial, Industrial & Other	4.8	4.5	7.8	7.1
Firm Transportation	5.2	5.0	9.1	8.4
Total Firm Throughput	36.0	33.5	59.4	53.6
Interruptible	3.8	2.2	12.1	9.3
Total System Throughput	39.8	35.7	71.5	62.9
Off System/Capacity Management	24.9	22.1	49.6	36.5
Total Throughput	64.7	57.8	121.1	99.4

Customers
Residential	539,413	532,699	539,413	532,699
Commercial, Industrial & Other	33,712	33,291	33,712	33,291
Firm Transportation	21,047	22,060	21,047	22,060
Total Firm Customers	594,172	588,050	594,172	588,050
Interruptible	30	88	30	88
Total System Customers	594,202	588,138	594,202	588,138
Off System/Capacity Management*	25	26	25	26
Total Customers	594,227	588,164	594,227	588,164
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,493	2,375	4,150	3,774
Normal	2,384	2,384	3,895	3,907
Percent of Normal	104.6%	99.6%	106.5%	96.6%

NJR Reports Fiscal 2026 Second-Quarter Results

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except customer, RECs and megawatt data)	2026	2025	2026	2025
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$1,049	$134	$23,457	$17,818
TREC sales	2,907	2,554	6,129	5,059
SREC II sales	473	312	988	703
Merchant Power	2,424	2,613	5,209	4,349
PPA / Other	3,079	2,355	5,909	4,574
Residential solar portfolio	—	(1)	—	1,870
Total Operating Revenues	$9,932	$7,967	$41,692	$34,373
Depreciation and Amortization	$7,121	$5,504	$14,153	$11,929

Operating (Loss) Income	$(7,738)	$(7,553)	$7,650	$56,721

Income Tax (Benefit) Provision	$(1,828)	$(1,079)	$910	$13,062

Net (Loss) Income	$(5,223)	$(3,958)	$4,367	$44,172

Net Financial (Loss) Earnings	$(5,223)	$(3,958)	$4,367	$44,172

Solar Renewable Energy Certificates Generated	36,949	50,662	109,322	139,369

Solar Renewable Energy Certificates Sold	5,603	809	121,123	86,502

Transition Renewable Energy Certificates Generated	19,335	17,244	40,822	34,688

Solar Renewable Energy Certificates II Generated	5,700	3,372	11,109	7,776

ENERGY SERVICES

Operating Income
Operating revenues	$244,155	$246,390	$363,262	$332,698
Less:
Gas purchases	139,938	151,847	225,712	219,715
Operation and maintenance expense	9,770	11,208	12,955	13,073
Depreciation and amortization	43	62	84	109
Operating Income	$94,404	$83,273	$124,511	$99,801

Net Income	$69,735	$61,292	$90,332	$71,550

Financial Margin	$107,496	$60,687	$135,258	$75,968

Net Financial Earnings	$72,286	$35,301	$88,566	$43,134

Gas Sold and Managed (Bcf)	28.6	35.2	57.0	63.5

STORAGE AND TRANSPORTATION

Operating Revenues	$29,434	$25,307	$57,514	$51,935

Equity in Earnings of Affiliates	$2,282	$1,161	$3,522	$2,122

Operation and Maintenance Expense	$12,222	$12,910	$22,688	$22,993

Other Income, Net	$1,863	$1,933	$3,850	$4,325

Interest Expense	$5,448	$5,817	$11,014	$11,786

Income Tax Provision	$2,571	$734	$4,844	$2,223

Net Income	$7,708	$2,343	$15,071	$8,007

Net Financial Earnings	$7,708	$2,343	$15,071	$8,007

HOME SERVICES AND OTHER

Operating Revenues	$14,958	$15,118	$30,964	$30,912

Operating Income (Loss)	$192	$(393)	$979	$602

Net (Loss) Income	$(219)	$(678)	$260	$(63)

Net Financial (Loss) Earnings	$(219)	$(678)	$260	$(63)

Total Service Contract Customers at March 31	97,634	99,121	97,634	99,121